Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements of Asure Software, Inc. on Form S-3 (File Nos. 333-182828, 333-212317 and 333-216075) and Form S-8 (File Nos. 333-175186 and 333-215097) of our report dated August 8, 2017, with respect to our audits of the financial statements of Compass HRM, Inc. as of December 31, 2016 and for the year then ended, which report is included in this Current Report on Form 8-K/A of Asure Software, Inc. as of August 8, 2017.

/s/ Marcum LLP

Irvine, California
August 8, 2017